                                                                     EXHIBIT 2.1

                       AGREEMENT AND PLAN OF DISTRIBUTION

                                 BY AND BETWEEN

                               HARRIS CORPORATION

                                      AND

                             LANIER WORLDWIDE, INC.

                          DATED AS OF OCTOBER 22, 1999

                               TABLE OF CONTENTS

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
                                                            ARTICLE I.

                                                           DEFINITIONS


SECTION 1.1.           General...........................................................................    2
SECTION 1.2.           Reference; Interpretation.........................................................   14

                                                            ARTICLE II.

                                               DISTRIBUTION AND OTHER TRANSACTIONS;
                                                          CERTAIN COVENANTS

SECTION 2.1            The Distribution and Other Transactions...........................................   14
SECTION 2.2            Cash Payment and Closing Payment..................................................   19
SECTION 2.3            Post-Distribution Adjustment......................................................   19
SECTION 2.4            Intercompany Receivables..........................................................   21
SECTION 2.5            Assumption and Satisfaction of Liabilities........................................   22
SECTION 2.6            Resignations......................................................................   22
SECTION 2.7            Further Assurances................................................................   22
SECTION 2.8            Limited Representations or Warranties.............................................   22
SECTION 2.9            Removal of Certain Guarantees; Releases from Liabilities..........................   23
SECTION 2.10           Witness Services..................................................................   24
SECTION 2.11           Transfers Not Effected Prior to the Distribution
                       Transfers Deemed Effective as of the Distribution Date............................   24
SECTION 2.12           Conveyancing and Assumption Instruments...........................................   25
SECTION 2.13           Ancillary Agreements..............................................................   25
SECTION 2.14           Corporate Names...................................................................   25
SECTION 2.15           Non-Solicitation..................................................................   26

                                                            ARTICLE III.

                                                          INDEMNIFICATION

SECTION 3.1            Indemnification by Harris.........................................................   26
SECTION 3.2            Indemnification by Lanier.........................................................   26
SECTION 3.3            Procedures for Indemnification....................................................   27
SECTION 3.4            Indemnification Payments..........................................................   29
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                                      -i-

                                                            ARTICLE IV.

                                                       ACCESS TO INFORMATION

SECTION 4.1            Provision of Corporate Records....................................................   29
SECTION 4.2            Access to Information.............................................................   30
SECTION 4.3            Reimbursement; Other Matters......................................................   30
SECTION 4.4            Confidentiality...................................................................   30
SECTION 4.5            Privileged Matters................................................................   30
SECTION 4.6            Ownership of Information..........................................................   32
SECTION 4.7            Retention of Records..............................................................   32
SECTION 4.8            Limitation of Liability; Release..................................................   33
SECTION 4.9            Other Agreements Providing for Exchange of Information............................   33

                                                            ARTICLE V.

                                                        DISPUTE RESOLUTION

SECTION 5.1            Negotiation.......................................................................   34
SECTION 5.2            Mediation.........................................................................   34
SECTION 5.3            Arbitration.......................................................................   34
SECTION 5.4            Continuity of Service and Performance.............................................   35
SECTION 5.5            Other Remedies....................................................................   35

                                                            ARTICLE VI.

                                                            INSURANCE

SECTION 6.1            Policies and Rights Included Within Assets........................................   36
SECTION 6.2            Post-Distribution Date Claims.....................................................   36
SECTION 6.3            Administration; Other Matters.....................................................   36
SECTION 6.4            Agreement for Waiver of Conflict and Shared Defense...............................   38
SECTION 6.5            Cooperation.......................................................................   38

                                                            ARTICLE VII.

                                                           MISCELLANEOUS

SECTION 7.1            Complete Agreement; Construction..................................................   39
SECTION 7.2            Ancillary Agreements..............................................................   39
SECTION 7.3            Counterparts......................................................................   39
SECTION 7.4            Survival of Agreements............................................................   39
SECTION 7.5            Distribution Expenses.............................................................   39
SECTION 7.6            Notices...........................................................................   40
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                                     -ii-
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
SECTION 7.7            Waivers..............................................................................40
SECTION 7.8            Amendments...........................................................................40
SECTION 7.9            Assignment...........................................................................41
SECTION 7.10           Successors and Assigns...............................................................41
SECTION 7.11           Termination..........................................................................41
SECTION 7.12           Subsidiaries.........................................................................41
SECTION 7.13           Third Party Beneficiaries............................................................41
SECTION 7.14           Title and Headings...................................................................41
SECTION 7.15           Exhibits and Schedules...............................................................41
SECTION 7.16           GOVERNING LAW........................................................................41
SECTION 7.17           Consent to Jurisdiction..............................................................42
SECTION 7.18           Severability.........................................................................42
SECTION 7.19           Consolidation, Merger, Etc. Involving Lanier.........................................42
SECTION 7.20           Consolidation, Merger, Etc. Involving Harris.........................................43

Exhibit A              Corporate Restructuring Transactions
Exhibit B              Employee Benefits and Compensation Allocation Agreement
Exhibit C              Intellectual Property Agreement
Exhibit D              [Intentionally Left Blank]
Exhibit E              Lanier Subsidiaries
Exhibit F              Registration Rights Agreement
Exhibit G              Tax Disaffiliation Agreement
Exhibit H              Transition Services Agreement
Exhibit I              Harris Information Statement Indemnification Statements
Exhibit J              List of Contracts Between Harris and Lanier
Exhibit K              Ancillary Workers Compensation Agreement

Schedule 1.1(a)        Litigation
Schedule 2.2(b)(i)     Payment Items
Schedule 2.2(b)(ii)    Credit Items
Schedule 2.4(a)(i)     Deduction Items
Schedule 2.4(a)(ii)    Increase Items
Schedule 2.9(a)        Guarantees

                       AGREEMENT AND PLAN OF DISTRIBUTION


                  This AGREEMENT AND PLAN OF DISTRIBUTION (this "Agreement"), is dated as of October 22, 1999, by and between Harris Corporation, a Delaware corporation ("Harris"), and Lanier Worldwide, Inc., a Delaware corporation and, prior to the Distribution (as defined herein), a wholly owned subsidiary of Harris ("Lanier").

                  WHEREAS, Harris, acting through the Lanier Group (as defined herein), currently conducts a number of businesses, including providing office products and document management solutions, and in the past has conducted a number of other businesses through the Lanier Group or its predecessors which have been discontinued, sold or transferred (all such businesses collectively, the "Lanier Business");

                  WHEREAS, Harris has determined to take certain steps to transfer certain Assets (as defined herein) to Lanier and have Lanier assume certain Liabilities (as defined herein) of Harris and Lanier has determined to take certain steps to transfer certain Assets to Harris and have Harris assume certain Liabilities of Lanier;

                  WHEREAS, the Board of Directors of Harris has authorized the distribution to the holders of the issued and outstanding shares of common stock, par value $1.00 per share, of Harris (the "Harris Common Stock") as of the record date of approximately 90% of the issued and outstanding shares of common stock, par value $0.01 per share, of Lanier (the "Lanier Common Stock"), together with the associated preferred stock purchase rights (each share of such stock, together with the associated preferred stock purchase right, a "Lanier Share"), on the basis of one Lanier Share for each share of Harris Common Stock (the "Distribution"); and

                  WHEREAS, the parties hereto have determined to set forth the principal corporate and other transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the Distribution.

                  NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

                  SECTION 1.1 General. Unless otherwise defined herein or unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:

                  "Action" shall mean any demand, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

                  "Affiliate" shall mean, when used with respect to any specified Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person; provided, however, that for purposes of this Agreement, any Person who was a member of both Groups prior to the Distribution shall be deemed to be an Affiliate only of the Group of which such Person is a member following the Distribution. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise. Any contrary provision of this Agreement notwithstanding, neither Harris nor any of its Subsidiaries shall be deemed to be an Affiliate of Lanier.

                  "Agent" shall have the meaning set forth in Section 2.1(b) of this Agreement.

                  "Agreement" shall have mean this Agreement.

                  "Agreement Disputes" shall have the meaning set forth in
         Section 5.1 of this Agreement.

                  "Ancillary Agreements" shall mean all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the parties hereto or any other member of their respective Groups in connection with the transactions contemplated hereby, including the Conveyancing and Assumption Instruments, the Employee Benefits Compensation and Allocation Agreement, the Intellectual Property Agreement, the Registration Rights Agreement, the Tax Disaffiliation Agreement, the Transition Services Agreement, the Ancillary Workers Compensation Agreement and the Subleases.

                  "Ancillary Workers Compensation Agreement" shall mean the Ancillary Workers Compensation Agreement by and between Harris and Lanier, which agreement shall be entered into prior to the Distribution Date in the form attached hereto as Exhibit K.

                  "Applicable Rate" shall mean the rate of interest per annum announced from time to time by Citibank, N.A., as its prime lending rate.

                  "Assets" shall mean assets, properties and rights, wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                           (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                           (ii)    all apparatus, computers and other
                  electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                           (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                           (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a security interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                           (v) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                           (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments (collectively, "Contracts");

                           (vii)   all deposits, letters of credit and
                  performance and surety bonds;

                           (viii) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other Third Parties;

                           (ix)    all domestic and foreign patents,
                  copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, data bases, other proprietary information and licenses from Third Parties granting the right to use any of the foregoing;

                           (x) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                           (xi) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                           (xii) all prepaid expenses, trade accounts and other accounts and notes receivable;

                           (xiii) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                           (xiv) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                           (xv)    all licenses, permits, approvals and
                  authorizations which have been issued by any Governmental Authority;

                           (xvi) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                           (xvii) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  "Assignee" shall have the meaning set forth in Section 2.1(f) of this Agreement.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions located in The City of New York are authorized or obligated by law or executive order to close.

                  "Calculation" shall have the meaning set forth in Section 2.3(a) of this Agreement.

                  "Cash Payment" shall have the meaning set forth in Section 2.2(a) of this Agreement.

                  "Claims Administration" shall mean the processing of claims made under the Harris Shared Policies, including the reporting of claims to the insurance carriers, management and defense of claims and providing for appropriate releases upon settlement of claims.

                  "Closing Payment" shall have the meaning set forth in
         Section 2.2(b) of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Contracts" shall have the meaning set forth in the definition of Assets.

                  "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents to be or heretofore entered into to effect the Corporate Restructuring Transactions or otherwise to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, the Ancillary Agreements and the Corporate Restructuring Transactions.

                  "Corporate Restructuring Transactions" shall mean, collectively, (a) each of the mergers, transfers, conveyances, contributions, assignments, dividends, assumptions, redemptions, purchases and other transactions described and set forth on Exhibit A attached hereto, and (b) such other mergers, transfers, conveyances, contributions, assignments, dividends, assumptions, redemptions, purchases and other transactions that may be appropriate or required to be accomplished, effected or consummated by Harris or Lanier or any of their respective Subsidiaries and Affiliates so that: (i) the Lanier Assets, Lanier Liabilities and Lanier Business shall be owned, directly or indirectly, by Lanier after giving effect to the Distribution; and (ii) the Harris Assets, Harris Liabilities and Harris Business shall be owned, directly or indirectly, by Harris after giving effect to the Distribution.

                  "Credit Items" shall have the meaning set forth in Section 2.2(b) of this Agreement.

                  "Deduction Items" shall have the meaning set forth in Section 2.4(a) of this Agreement.

                  "Distribution" shall have the meaning set forth in the recitals to this Agreement.

                  "Distribution Date" shall mean such date as may be determined by the Board of Directors of Harris, or such committee of such Board of Directors as shall be designated by the Board of Directors of Harris, as the date as of which the Distribution shall be effected.

                  "Distribution Record Date" shall mean such date as may be determined by the Board of Directors of Harris, or such committee of such Board of Directors as shall be designated by the Board of Directors of Harris, as the record date for the Distribution.

                  "Effective Time" shall mean 11:59 p.m., New York City time, on the Distribution Date.

                  "Employee Benefits Compensation and Allocation Agreement" shall mean the Employee Benefits Compensation and Allocation Agreement by and between Harris and Lanier, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit B.

                  "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, principles of common law, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq.), whether now or hereafter in existence, relating to the environment, natural resources, human health or safety, endangered or threatened species of fish, wildlife and plants, or to emissions, discharges or releases of pollutants, contaminant, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation indoor or outdoor air, surface water, groundwater and surface or subsurface soils), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the investigation, cleanup or other remediation thereof.

                  "Ernst & Young" shall have the meaning set forth in Section 2.3(a) of this Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, the NYSE or other regulatory, administrative or governmental authority.

                  "Group" shall mean with respect to Harris, the Harris Group and, with respect to Lanier, the Lanier Group.

                  "Harris" shall have the meaning set forth in the preamble to this Agreement.

                  "Harris Accounts Payable" shall mean all of the accounts payable arising from or out of the provision of goods or services to any member of the Harris Group by any member of the Lanier Group under the contracts or agreements set forth in Exhibit J.

                  "Harris Assets" shall mean, collectively, all the rights and Assets owned or held by Harris or any Harris Subsidiary after giving effect to the Corporate Restructuring Transactions, except the Lanier Assets.

                  "Harris Business" shall mean each and every business conducted at any time by Harris or any subsidiary controlled by Harris, except the Lanier Business.

                  "Harris Common Stock" shall have the meaning set forth in the recitals to this Agreement.

                  "Harris Group" shall mean Harris and each Person (other than any member of the Lanier Group) that is a Harris Subsidiary.

                  "Harris Indemnitee" shall mean:

                           (i) Harris and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

                           (ii) each of the respective past, present and future directors, officers, members, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, members, employees and agents, except in the case of clauses (i) and
                  (ii), the Lanier Indemnitees.

                  "Harris Liabilities" shall mean collectively, all obligations and Liabilities of Harris or any Harris Subsidiary after giving effect to the Corporate Restructuring Transactions, except the Lanier Liabilities.

                  "Harris Policies" shall mean all Policies, current or past, that are owned or maintained by or on behalf of Harris or any Harris Subsidiary that do not relate to the Lanier Business.

                  "Harris Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of Harris or any Harris Subsidiary which provide coverage for the Lanier Business, other than Lanier Policies.

                  "Harris Subsidiaries" shall mean all of the Subsidiaries of Harris other than Lanier and the Lanier Subsidiaries.

                  "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including reasonable attorneys' fees and any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

                  "Indemnifying Party" shall have the meaning set forth in
         Section 3.3 of this Agreement.

                  "Indemnitee" shall have the meaning set forth in Section 3.3 of this Agreement.

                  "Information Statement" shall mean the Information Statement filed with the Commission as part of the Registration Statement and mailed to the holders of shares of Harris Common Stock in connection with the Distribution, including any amendments or supplements thereto.

                  "Insurance Administration" shall mean, with respect to each Harris Shared Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Harris Shared Policies; and the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence, per claim or aggregate limits of any Harris Shared Policy to be exceeded, and the distribution of Insurance Proceeds as contemplated by this Agreement.

                  "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured.

                  "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Harris Shared Policies, whether or not subject to deductibles, co-insurance, uncollectibility or retrospectively-rated premium adjustments.

                  "Intellectual Property Agreement" shall mean the Intellectual Property Agreement by and between Harris and Lanier, which Agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit C.

                  "Intercompany Receivables" shall have the meaning set forth in Section 2.4(b) of this Agreement.

                  "IRS" shall mean the Internal Revenue Service.

                  "Lanier Assets" shall mean collectively, all the rights and Assets that are owned by Lanier or any Lanier Subsidiaries as of the close of business on the Distribution Date and after giving effect to the Corporate Restructuring Transactions, including:

                           (i)     the capital stock of the Lanier
                  Subsidiaries;

                           (ii) all of the Assets reflected on the Lanier Pro Forma Balance Sheet or the accounting records supporting such balance sheet that are to be owned by Lanier or any of the Lanier Subsidiaries as of the close of business on the Distribution Date;

                           (iii) all of the Assets expressly allocated to Lanier or any of the Lanier Subsidiaries under this Agreement or any of the Ancillary Agreements; and

                           (iv) any other Asset acquired by Harris or any of the Harris Subsidiaries from the date of the Lanier Pro Forma Balance Sheet to the close of business on the Distribution Date that is owned by Harris, any of the Harris Subsidiaries, Lanier or any of the Lanier Subsidiaries as of the close of business on the Distribution Date and that is of a nature or type that would have resulted in such Asset being included as an Asset on the Lanier Pro Forma Balance Sheet had it been acquired on or prior to the date of the Lanier Pro Forma Balance Sheet, determined on a basis consistent with the determination of the Assets included on the Lanier Pro Forma Balance Sheet. No Asset shall be deemed a Lanier Asset solely as a result of this clause (iv) unless a claim with respect thereto is made by

                  Lanier on or prior to the first anniversary of the Distribution Date. As a clarification, no asset or portion thereof held by Harris in any "rabbi trust" shall be deemed to be a Lanier Asset.

                  "Lanier Business" shall have the meaning set forth in the recitals to this Agreement.

                  "Lanier Common Stock" shall have the meaning set forth in the recitals to this Agreement.

                  "Lanier Group" shall mean Lanier, the Lanier Subsidiaries and the corporations, partnerships and other entities which are contemplated to remain or become a Subsidiary of Lanier in connection with the Corporate Restructuring Transactions and the Distribution.

                  "Lanier Indemnitees" shall mean:

                           (i) Lanier and each Affiliate thereof after giving effect to the Corporate Restructuring Transactions and the Distribution; and

                           (ii) each of the respective past, present and future directors, officers, members, employees and agents of any of the entities described in the immediately preceding clause (i) and each of the heirs, executors, successors and assigns of any of such directors, officers, members, employees and agents.

                  "Lanier Liabilities" shall mean:

                           (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Lanier or any member of the Lanier Group, and all agreements, obligations and Liabilities of any member of the Lanier Group under this Agreement or any of the Ancillary Agreements;

                           (ii) all Liabilities (other than Taxes and any employee-related Liabilities which are specifically covered by the Tax Disaffiliation Agreement and the Employee Benefits Compensation and Allocation Agreement, respectively), primarily relating to, arising out of or resulting from:

                                   (A)  the operation of the Lanier Business
                           (including any discontinued business or any business which has been sold or transferred), as conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                                   (B)  the operation of any business
                           conducted by Lanier or any Lanier Subsidiary at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                                   (C)  any Lanier Assets; whether arising
                           before, on or after the Distribution Date; or

                           (iii) all Liabilities reflected as liabilities or obligations on the Lanier Pro Forma Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, subject to any discharge of such Liabilities subsequent to the date of the Lanier Pro Forma Balance Sheet.

                  Notwithstanding the foregoing, the Lanier Liabilities shall not include: (y) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by Harris or any member of the Harris Group; or (z) all agreements and obligations of any member of the Harris Group under this Agreement or any of the Ancillary Agreements. Any contrary provision of this Agreement notwithstanding, any Liabilities or Losses in respect of any litigation or similar proceeding relating to the Lanier Business, including without limitation the matters set forth on Schedule 1.1, shall constitute Lanier Liabilities.

                  "Lanier Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of Harris or any Harris Subsidiary, which relate specifically to the Lanier Business but do not relate to the Harris Business, and which Policies are either maintained by Lanier or a member of the Lanier Group or assignable to Lanier or a member of the Lanier Group.

                  "Lanier Pro Forma Balance Sheet" shall mean the combined pro forma balance sheet of the Lanier Group, including the notes thereto, as of July 2, 1999 included in the Information Statement at the time at which the Registration Statement is declared effective.

                  "Lanier Share" shall have the meaning set forth in the recitals to this Agreement.

                  "Lanier Subsidiaries" shall mean all of the Subsidiaries listed on Exhibit E.

                  "Law" shall mean all laws, statutes and ordinances and all regulations, rules and other pronouncements of Governmental Authorities having the effect of law of the United States, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession or similar instrumentality, or any Governmental Authority thereof.

                  "Liabilities" shall mean any and all debts, liabilities, obligations, responsibilities, response actions, losses, damages (whether compensatory, punitive or treble), fines, penalties and sanctions, absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, whenever arising, including without limitation those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or party to this Agreement, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys' fees, disbursement and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

                  "Losses" shall mean all losses, liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered by an Indemnitee.

                  "Notices" shall have the meaning set forth in Section 7.6 of this Agreement.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Payment Items" shall have the meaning set forth in Section 2.2(b) of this Agreement.

                  "Person" shall mean any natural person, corporation, business trust, limited liability company, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Policies" shall mean insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including primary, excess and umbrella policies, master comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

                  "Post-Distribution Adjustment" shall have the meaning set forth in Section 2.3(a) of this Agreement.

                  "Records" shall have the meaning set forth in Section 4.1 of this Agreement.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement by and between Harris and Lanier, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit F.

                  "Registration Statement" shall mean the registration statement on Form 10 to effect the registration of the Lanier Common Stock pursuant to the Exchange Act.

                  "Representative" shall mean, with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

                  "Resolution Period" shall have the meaning set forth in
         Section 2.3(a) of this Agreement.

                  "Retained Shares" shall have the meaning set forth in Section 2.1(b) of this Agreement.

                  "Rules" shall have the meaning set forth in Section 5.3 of this Agreement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Subleases" shall mean the subleases and leases by and between members of the Harris Group and members of the Lanier Group, which subleases and leases shall be entered into prior to the Distribution Date in such form as is agreed to by Harris and Lanier.

                  "Subsidiary" shall mean with respect to any specified Person, any corporation or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body.

                  "tax" shall have the meaning set forth in the Tax Disaffiliation Agreement.

                  "Tax Disaffiliation Agreement" shall mean the Tax Disaffiliation Agreement by and between Harris and Lanier, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit G.

                  "Third Party" shall mean a Person who is not a party hereto or a Subsidiary thereof.

                  "Third Party Claim" shall have the meaning set forth in
         Section 3.3 of this Agreement.

                  "Transition Services Agreement" shall mean the Transition Services Agreement by and between Harris and Lanier, which agreement shall be entered into prior to or on the Distribution Date in the form attached hereto as Exhibit H.

                  "Unresolved Changes" shall have the meaning set forth in
         Section 2.3(a) of this Agreement.

                  SECTION 1.2 Reference; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Neither this Agreement nor any Ancillary Agreement shall be construed against either party as the principal draftsperson hereof or thereof.

                                  ARTICLE II.

                     DISTRIBUTION AND OTHER TRANSACTIONS;
                               CERTAIN COVENANTS



                  SECTION 2.1 The Distribution and Other Transactions. (b) Certain Transactions. On or prior to the Distribution Date:

                           (i) Harris shall, on behalf of the Harris Group, transfer or cause to be transferred to Lanier or another member of the Lanier Group by means of the Corporate Restructuring Transactions, effective prior to or as of the Effective Time, all of Harris' and the Harris Subsidiaries' right, title and interest in the Lanier Assets.

                           (ii) Lanier shall, on behalf of the Lanier Group, transfer or cause to be transferred to Harris or another member of the Harris Group by means of the Corporate Restructuring Transactions, effective prior to or as of the Effective Time, all of Lanier's and the Lanier Subsidiaries' right, title and interest in the Harris Assets.

                           (iii) To the extent not indicated by the Corporate Restructuring Transactions or otherwise agreed by the parties hereto, Harris shall be entitled to designate the entity within each party's respective Group to which any Assets are to be transferred pursuant to this Section 2.1(a) upon the approval of Lanier, which approval shall not be unreasonably withheld, delayed or conditioned.

                  (b) Issuance to Harris. (i) On or prior to the Distribution Date, Lanier shall issue and deliver to Harris a certificate or certificates registered in the name of Harris required to effect the transactions set forth on Exhibit A. Each Lanier Share delivered by Lanier to Harris shall be validly issued, fully paid and nonassessable and free of any preemptive (or similar) rights. Lanier hereby represents and warrants that on the Distribution Date and prior to the Effective Time, Harris will own all of the outstanding Lanier Shares.

                           (ii) Harris shall deliver to Harris' stock transfer agent (the "Agent") the share certificates representing the Lanier Shares issued to Harris by Lanier pursuant to Section 2.1(b)(i) which are to be issued in the Distribution, endorsed by Harris in blank, for the benefit of the holders of Harris Common Stock, and Harris shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such Common Stock to holders of record of shares of Harris Common Stock on the Distribution Record Date as further contemplated by the Information Statement and hereby. Lanier shall provide any share certificates that the Agent shall require in order to effect the Distribution.

                           (iii) The Lanier Shares issued in the Distribution will be distributed only pursuant to a book entry system. Harris shall instruct the Agent to deliver the Lanier Shares previously delivered to the Agent to a depositary and to mail to each holder of record of Harris Common Stock on the Distribution Record Date, a statement of the whole Lanier Shares credited to such holder's account. If following the Distribution a holder of Lanier Common Stock requests physical certificates instead of participating in the book entry system, the Agent will issue certificates for such shares, but only for whole numbers of Lanier

         Shares. Cash will be given to holders of fractional shares of Harris Common Stock on the Distribution Date in lieu of any fractional Lanier Shares. The Agent will aggregate all fractional Lanier Shares into whole Lanier Shares and sell the whole Lanier Shares obtained thereby in the open market at then prevailing prices as soon as practicable after the Distribution Date on behalf of holders who would otherwise be entitled to receive such fractional share interests and will distribute to each such holder such holder's ratable share of the proceeds of such sale, net of brokerage commission incurred in such sales, as soon as practicable after the Distribution Date.

                           (iv) The shares to be retained by Harris (the "Retained Shares") will initially be held by Harris or one of its Affiliates pursuant to the book entry system. Harris shall instruct the Agent to deliver the Retained Shares to a depositary and to mail to Harris a statement of the shares of Lanier Common Stock credited to Harris' account.

                  (c) Charter; Bylaws; Rights Plan. On or prior to the Distribution Date, Lanier and Harris shall have taken all necessary actions to provide for the adoption of the form of Restated Certificate of Incorporation and Bylaws and the execution and delivery of a Stockholder Protection Rights Agreement, between Lanier and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, in substantially the form filed by Lanier with the Commission as exhibits to the Registration Statement.

                  (d) Directors. On or prior to the Distribution Date, Harris and Lanier shall have taken all necessary action to cause the Board of Directors of Lanier to consist of the individuals identified in the Information Statement as directors of Lanier.

                  (e) Certain Licenses and Permits. Without limiting the generality of the obligations set forth in Section 2.1(a), on or prior to the Distribution Date or as soon as reasonably practicable thereafter:

                           (i) Harris shall use its commercially reasonable best efforts to transfer or cause to be transferred all transferable licenses, permits and authorizations issued by any Governmental Authority which relate solely to the Lanier Business but which are held in the name of any member of the Harris Group, or in the name of any employee, officer, director, stockholder or agent of any such member, or otherwise, on behalf of a member of the Lanier Group to the appropriate member of the Lanier Group; and

                           (ii) Lanier shall use its commercially reasonable best efforts to transfer or cause to be transferred all transferable licenses, permits and authorizations issued by Governmental Authorities which relate primarily to the Harris Business but which are held in the name of any member of the Lanier Group, or in the name of any employee, officer, director, stockholder, or agent of any such member, or otherwise, on behalf of a member of the Harris Group to the appropriate member of the Harris Group.

                  (f) Transfer and Assignment of Certain Agreements. Without limiting the generality of the obligations set forth in Section 2.1(a):

                           (i) Harris hereby agrees that on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(f), it will, and it will cause each member of the Harris Group to, assign, transfer and convey to the appropriate member of the Lanier Group all of Harris' or such member of the Harris Group's respective right, title and interest in and to any and all Contracts primarily related to the Lanier Business.

                           (ii) Lanier hereby agrees that on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(f), it will, and it will cause each member of the Lanier Group to, assign, transfer and convey to the appropriate member of the Harris Group all of Lanier's or such member of the Lanier Group's respective right, title and interest in and to any and all Contracts primarily related to the Harris Business.

                           (iii) Subject to the provisions of this Section 2.1(f), any agreement to which any of the parties hereto or any of their Subsidiaries is a party that inures to the benefit of more than one of the Harris Business and Lanier Business shall be assigned in part so that each party shall be entitled to the rights and benefits inuring to its business under such agreement.

                           (iv) The assignee of any agreement assigned, in whole or in part, hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement or, in the case of a partial assignment under paragraph (f)(iii), such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution.

                           (v) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a Third Party, would constitute a breach thereof or in any way adversely affect the rights of the assignor or Assignee thereof. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the intended Assignee would not, in fact, receive all such rights, the parties will cooperate with each other in any arrangement designed to provide for the intended

         Assignee the benefits of, and to permit the intended Assignee to assume liabilities under, any such agreement.

                  (g) Consents. The parties hereto shall use their commercially reasonable efforts to obtain required consents to transfer and/or assignment of licenses, permits and authorizations of Governmental Authorities and consents to transfer and/or assignment of Contracts from Third Parties.

                  (h) Certain Liabilities. For purposes of this Agreement, including Article III hereof, Harris and Lanier agree that (i) any and all Liabilities arising from or based upon misstatements in or omissions from the Registration Statement or the Information Statement under the captions set forth on Part 1 of Exhibit I to this Agreement (insofar as such information relates to Harris or the terms of the Distribution) shall be deemed to be Harris Liabilities and not Lanier Liabilities, (ii) 50 percent of any and all Liabilities arising from or based upon misstatements in or omissions from the Registration Statement or the Information Statement under the captions set forth on Part 2 of Exhibit I to this Agreement shall be deemed to be Harris Liabilities and 50 percent of such Liabilities shall be deemed to be Lanier Liabilities, and (iii) any and all Liabilities arising from or based upon misstatements in or omissions from the Registration Statement or the Information Statement other than those specified in Sections 2.1(h)(i) and (ii) shall be deemed to be Lanier Liabilities and not Harris Liabilities.

                  (i) Election of Officers. On or prior to the Distribution Date, Lanier shall take all actions necessary and desirable so that as of the Distribution Date the officers of Lanier will be as set forth in the Information Statement.

                  (j) State Securities Laws. Prior to the Distribution Date, Harris and Lanier shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in order to effect the Distribution.

                  (k) Listing Application; Notice to NYSE. (i) Prior to the Distribution Date, Harris and Lanier shall prepare and file with the NYSE a listing application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause the NYSE to list on or prior to the Distribution Date, subject to official notice of issuance, the Lanier Shares.

                           (ii) Prior to the Distribution, Harris shall, to the extent possible, give the NYSE not less than ten days advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

                  (l) Other Transactions. On or prior to the Distribution Date, the parties hereto shall have consummated those other transactions in connection with the Corporate Restructuring Transactions and the Distribution that are contemplated by the Information Statement and not specifically referred to in this Section 2.1.

                  SECTION 2.2      Cash Payment and Closing Payment.

                  (a) Prior to the Distribution Date, Lanier shall pay to Harris cash in the aggregate amount of $545,614,009 (the "Cash Payment"), which is the sum of: (i) $700,000,000; plus (ii) cash and cash equivalents of Lanier as of October 1, 1999; less (iii) the amount of indebtedness for borrowed money of Lanier as of such date; and less (iv) amounts owed by Lanier under Lanier's European asset securitization facility as of such date. Harris and Lanier hereby agree that the amount of the Cash Payment shall not be subject to alteration or modification, except to correct errors in the calculation of particular items constituting elements of the foregoing formula.

                  (b) Not fewer than five Business Days prior to the Distribution Date, Harris shall prepare and deliver to Lanier an itemized estimate of (i) the payment items set forth in Schedule 2.2(b)(i) (such items, the "Payment Items") and (ii) the credit items set forth in Schedule 2.2(b)(ii) (such items, the "Credit Items"), which estimate shall be prepared in good faith on a basis consistent with Schedules 2.2(b)(i) and 2.2(b)(ii). On the Business Day prior to the Distribution Date, (A) if the sum of such estimated Payment Items equals or exceeds the sum of such estimated Credit Items, Lanier will pay to Harris cash in the amount of such excess, if any, and (B) if the sum of such estimated Credit Items exceeds the sum of such estimated Payment Items, Harris will pay to Lanier cash in the amount of such excess (any such payment required by this Section 2.2(b)(A) or (B), the "Closing Payment").

                  SECTION 2.3.     Post-Distribution Adjustment.

                  (a)    (i)       As soon as practicable, but in no event
         later than 90 days following the Distribution Date, Harris shall, on a basis consistent with the methods, principles, practices and policies set forth in Schedules 2.2(b)(i) and 2.2(b)(ii), prepare and deliver to Lanier an itemized calculation of the Payment Items and Credit Items (the "Calculation").

                         (ii) During the preparation of the Calculation and the period of any review or dispute thereof, (A) Harris shall (i) provide Lanier and Lanier's authorized representatives with full access to the books, records, facilities and employees of Harris relating to the determination of the Payment Items and Credit Items, and (ii) cooperate fully with Lanier and Lanier's authorized representatives, including the provision on a timely basis of all information reasonably requested by Lanier, and (B) Lanier shall (i) provide Harris and Harris' authorized representatives with full access to the books, records, facilities and employees of Lanier, and (ii) cooperate fully with Harris and Harris' authorized representatives, including the provision on a timely basis of all information reasonably requested by Harris relating to the determination of the Payment Items and Credit Items.

                           (iii) After receipt of the Calculation, Lanier shall have 30 days to review the Calculation, together with the workpapers used in the preparation thereof. In connection therewith, Lanier and its authorized representatives shall have full access to all relevant books, records and employees of Harris relating to the determination of the Payment Items and Credit Items. Unless Lanier delivers written notice to Harris on or prior to the 30th day after Lanier's receipt of the Calculation stating that Lanier has objections to the Calculation and describing any such objections with particularity, Lanier shall be deemed to have accepted and agreed to the Payment Items and Credit Items set forth therein. If Lanier notifies Harris in writing of its objections to the Calculation, Lanier and Harris shall, within 30 days (or such longer period as the parties may agree in writing) following the delivery of such written notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties for all purposes.

                           (iv) Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to the office of Ernst & Young LLP located in New York, New York ("Ernst & Young") within 10 days after the expiration of the Resolution Period. Each party agrees to execute, if requested by Ernst & Young, an engagement letter containing reasonable terms. All fees and expenses relating to the work, if any, to be performed by Ernst & Young shall be borne pro rata by Harris and Lanier in proportion to the allocation of the dollar amount of the Unresolved Changes between Harris and Lanier made by Ernst & Young, such that the prevailing party shall pay the lesser portion of such fees and expenses. Ernst & Young shall act as an arbitrator to determine, based on the provisions of this Section 2.3(a), only the Unresolved Changes. Ernst & Young's determination of the Unresolved Changes shall be made within 30 days of the submission to Ernst & Young of the Unresolved Changes, shall be set forth in a written statement delivered by Ernst & Young to Harris and Lanier and shall be final, binding and conclusive on the parties for all purposes.

                           (v) In the event that Harris and Lanier agree or are deemed to agree as to the Payment Items and Credit Items, then within five Business Days following such agreement (A) if the sum of the Payment Items, as determined in accordance with this Section 2.3, equals or exceeds the sum of the Credit Items, as so determined, Lanier will pay to Harris, or Harris will refund to Lanier, cash in an amount necessary to cause Harris to have received, as a result of the Closing Payment and the payment contemplated by this Section 2.3(a)(v)(A), the exact amount of such excess, if any, and (B) if the sum of the Credit Items, as determined in accordance with this Section 2.3, exceeds the sum of the Payment Items, as so determined, Harris will pay to Lanier, or Lanier will refund to Harris, cash in an amount necessary to cause Lanier to have received, as a result of the Closing Payment and the payment contemplated by this Section 2.3(a)(v)(B), the exact amount of such excess (any such payment required by this Section

         2.3(a)(v)(A) or (B), a "Post-Distribution Adjustment"). In the event that there are Unresolved Changes at the end of the Resolution Period, then (i) if Harris and Lanier agree that a Post-Distribution Adjustment is owed to one party regardless of the ultimate resolution of any Unresolved Changes, then the minimum amount which Harris and Lanier agree is owed to such party shall be paid within five Business Days after the end of the Resolution Period and any additional amounts owing to such party with respect to the Unresolved Changes shall be paid within five Business Days after resolution thereof by Ernst & Young and (ii) in all other cases, any and all payments shall be made within five Business Days after resolution of the Unresolved Changes by Ernst & Young.

                         (vi) Any payments made pursuant to this Section 2.2(b) shall be accompanied by interest at the Applicable Rate from the Distribution Date up to and including the date of payment, and payments not made when due accrue at the Applicable Rate plus 4% per annum.

                  SECTION 2.4      Intercompany Receivables.

                  (a) Deduction Items and Increase Items. Not fewer than five Business Days prior to the Distribution Date, Harris shall prepare and deliver to Lanier an itemized estimate of the credit items (collectively, the "Deduction Items") set forth on Schedule 2.4(a)(i) and the debit items (collectively, the "Increase Items") set forth on Schedule 2.4(a)(ii). Prior to the Distribution Date, (A) if the sum of the Deduction Items is equal to or exceeds the sum of the Increase Items, Harris will cause the aggregate balance of the intercompany payables owed by the Lanier Group to the Harris Group to be reduced by an amount equal to the amount of such excess, if any, and (B) if the sum of the Increase Items exceeds the sum of the Deduction Items, Harris and Lanier will cause the aggregate balance of the intercompany payables owed by the Lanier Group to be increased by an amount equal to the amount of such excess. The parties agree that the Deduction Items and the Increase Items will not be settled by means of cash transfers.

                  (b)    Intercompany Receivables. Prior to the Effective Time,
(i) Lanier shall cause all intercompany receivables, payables and loans (other than receivables, payables and loans otherwise specifically provided for hereunder, including without limitation the Harris Accounts Payable, or under any Ancillary Agreement, including payables created or required hereby or by any Ancillary Agreement) (collectively, "Intercompany Receivables") owed by Harris or any other member of the Harris Group located in the United States to Lanier or any member of the Lanier Group to be forgiven, canceled and terminated as of the Distribution Date, without the payment of any consideration therefor; (ii) Harris shall cause all Intercompany Receivables owed by Lanier or any member of the Lanier Group located in the United States to Harris or any other member of the Harris Group to be forgiven, canceled and terminated as of the Distribution Date without the payment of any consideration therefor; (iii) Harris shall cause all Intercompany Receivables owed by any other member of the Harris Group located outside the United States to Lanier or any member of the Lanier Group to be paid and discharged in full in accordance with their respective terms; and (iv) Lanier shall cause all Intercompany Receivables owed by any member of the Lanier Group located outside the United States to Harris or any member of the Harris Group to be paid and discharged in full in accordance with their respective terms.

                  SECTION 2.5 Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, from and after the Effective Time, (i) Harris shall, and shall cause each member of the Harris Group to, assume, pay, perform and discharge all Harris Liabilities in the ordinary course of business, consistent with past practice, and (ii) Lanier shall, and shall cause each member of the Lanier Group, to assume, pay, perform and discharge all Lanier Liabilities in the ordinary course of business, consistent with past practice. To the extent reasonably requested to do so by another party hereto, each party hereto agrees to execute and deliver such documents, in a form reasonably satisfactory to such party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder.

                  SECTION 2.6 Resignations. Harris shall cause all its employees to resign, effective as of the Effective Time, from all positions as officers or directors of any member of the Lanier Group in which they serve, and Lanier shall cause all its employees to resign, effective as of the Effective Time, from all positions as officers or directors of any members of the Harris Group in which they serve.

                  SECTION 2.7 Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, Harris and Lanier shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

                  SECTION 2.8 Limited Representations or Warranties. Each of the parties hereto agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, as to title or value of Assets being transferred. It is also agreed that, notwithstanding anything to the contrary otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, all Assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.7) the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that such party's or any of the Subsidiaries' title to any such Assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto agrees that, except as otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, no party hereto is representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

                  SECTION 2.9 Removal of Certain Guarantees; Releases from Liabilities.

                  (a) Except as otherwise specified in any Ancillary Agreement, Lanier shall use its commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, any member of the Harris Group removed as guarantor of or obligor for any Lanier Liability, including in respect of those guarantees set forth on Schedule 2.9(a) of this Agreement.

                  (b) If Lanier is unable to obtain, or to cause to be obtained, any such required removal as set forth in clause (a) of this Section 2.9, the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by law or the terms thereof, the relevant beneficiary shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder from and after the date hereof.

                  (c) If (i) Lanier is unable to obtain, or to cause to be obtained, any such required removal as set forth in clause (a) of this Section 2.9, or (ii) Lanier Liabilities arise from and after the Effective Time but before a member of the Harris Group which is a guarantor or obligor with reference to any such Lanier Liability is removed pursuant to Section 2.9(a), then such guarantor or obligor shall be indemnified by Lanier for all Lanier Liabilities incurred by it in its capacity as guarantor or obligor. Without limiting the foregoing, Lanier shall, or shall cause a member of the Lanier Group to, reimburse any such member of the Harris Group which is a guarantor or obligor as soon as practicable (but in no event later than 30 days) following delivery by Harris to Lanier of notice of a payment made pursuant to this
Section 2.9 in respect of Lanier Liabilities.

                  (d) In the event that at any time before or after the Distribution Date Harris identifies any letters of credit, interest rate or foreign exchange contracts, surety bonds or other Contracts (excluding guarantees) that relate primarily to the Lanier Business but for which a member of the Harris Group has contingent, secondary, joint, several or other Liability of any nature whatsoever, Lanier shall, at its expense, take such actions and enter into such agreements and arrangements as Harris may reasonably request to effect Harris' (or a member of the Harris Group's ) release or substitution.

                  (e) The parties hereto shall use commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution or amendment required to novate or assign all obligations under any Contracts or Liabilities of any nature whatsoever transferred under this Agreement, or to obtain in writing the unconditional release of the assignor so that in each such case, Harris shall be solely responsible for the Harris Liabilities and Lanier shall be solely responsible for the Lanier Liabilities; provided, however, that no party shall be obligated to pay any consideration therefor (except for filing fees or other similar charges) to any Third Party from whom such consent, substitution, amendment or release is requested. Whether or not any such consent, substitution, amendment or release is obtained, nothing in this Section 2.9(e) shall in any way limit the obligations of the parties under
Article III.

                  SECTION 2.10 Witness Services. At all times from and after the Distribution Date, each of Harris and Lanier shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party from time to time be involved and (ii) there is no conflict in the Action between the requesting party and Harris and Lanier, as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

                  SECTION 2.11 Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective as of the Distribution Date. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement. In the event that a Harris Asset or Harris Liability is transferred to Lanier, then promptly upon the request of either party, the parties shall cooperate to transfer such asset or liability to Harris. In the event that a Lanier Asset or Lanier Liability is transferred to Harris, then promptly upon the request of either party, the parties shall cooperate to transfer such asset or liability to Lanier.

                  SECTION 2.12 Conveyancing and Assumption Instruments. In connection with the transfers of Assets and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in substantially the form contemplated hereby for transfers to be effected pursuant to New York law or the Laws of one of the other states of the United States or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. Laws, in such other form as the parties shall reasonably agree. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to transfer title to stock and, to the extent required by applicable Law, by notation on public registries.

                  SECTION 2.13 Ancillary Agreements. Prior to the Distribution Date, each of Harris and Lanier shall enter into, and/or (where applicable) shall cause members of their respective Groups to enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

                  SECTION 2.14 Corporate Names; Trademarks. Except as otherwise specifically provided in any Ancillary Agreement:

                  (a) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, Lanier will, at its own expense, remove (or, if necessary, on an interim basis, cover up) any and all exterior signs and other identifiers located on any of its property or premises or on the property or premises used by it or its Subsidiaries which refer or pertain to Harris or which include the Harris name, logo or other trademark (including but not limited to "Next Level Solutions" or any similar mark or any derivative thereof) or other Harris intellectual property; and

                  (b) as soon as is reasonably practicable after the Distribution Date but in any event within six months thereafter, Lanier will, and will cause the Lanier Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications media of any kind, all references to Harris, including the "Harris Corporation" name, logo and any other trademark or other Harris intellectual property (except that Lanier shall not be required to take any such action with respect to materials in the possession of customers).

                  SECTION 2.15 Non-Solicitation. (a) For a period of two years following the Distribution Date, Lanier will not and will not permit its agents or any member of the Lanier Group to, directly or indirectly, solicit or recruit for its employment any employee of the Harris Group as of the Distribution without the prior written consent of Harris; provided, however, that nothing in this Section 2.15(a) shall (i) prohibit the hiring of any Person who applied for employment with the Lanier Group solely in response to any public medium advertising or (ii) prohibit the hiring of any Person referred by any Person whose principal business is the recruiting of prospective employees, provided that such Person has been instructed in writing by Lanier prior to the referral not to recruit any employees of the Harris Group.

                  (b) For a period of two years following the Distribution Date, Harris will not and will not permit its agents or any member of the Harris Group to, directly or indirectly, solicit or recruit for its employment any employee of the Lanier Group as of the Distribution without the prior written consent of Lanier; provided, however, that nothing in this Section 2.15(b) shall (i) prohibit the hiring of any Person who applied for employment with the Harris Group solely in response to any public medium advertising or
(ii) prohibit the hiring of any Person referred by any Person whose principal business is the recruiting of prospective employees, provided that such Person has been instructed in writing by Harris prior to the referral not to recruit any employees of the Lanier Group.

                                  ARTICLE III.

                                INDEMNIFICATION

                  SECTION 3.1 Indemnification by Harris. Except as otherwise specifically set forth in any provision of this Agreement, Harris shall indemnify, defend and hold harmless the Lanier Indemnitees from and against any and all Indemnifiable Losses of the Lanier Indemnitees arising out of, by reason of or otherwise in connection with the Harris Liabilities or alleged Harris Liabilities, including any breach by Harris of any provision of this Section 3.1. Subject to the last sentence of Section 7.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

                  SECTION 3.2 Indemnification by Lanier. Except as otherwise specifically set forth in any provision of this Agreement, Lanier shall indemnify, defend and hold harmless the Harris Indemnitees from and against any and all Indemnifiable Losses of the Harris Indemnitees arising out of, by reason of or otherwise in connection with the Lanier Liabilities or alleged Lanier Liabilities, including any breach by Lanier of any provision of this Section 3.1. Subject to the last sentence of Section 7.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

                  SECTION 3.3      Procedures for Indemnification.

                  (a) Third Party Claims. If a claim or demand is made against a Lanier Indemnitee or a Harris Indemnitee (each, an "Indemnitee") by any Person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to Section 3.1 or Section 3.2. hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 Business Days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within ten Business Days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                  If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third

Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

                  If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

                  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                  (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  (c) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  SECTION 3.4 Indemnification Payments. (a) Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. If the Indemnifying Party fails to make an indemnification payment required by this Article III within 30 days after receipt of a bill therefore or notice that a loss, liability, claim, damage or expense has been incurred, the Indemnifying Party shall also be required to pay interest on the amount of such indemnification payment, from the date of receipt of the bill or notice of the loss, liability, claim, damage or expense to, but not including the date of payment, at the Applicable Rate.

                  (b) The amount of any claim by an Indemnitee under this Agreement shall be reduced to reflect any actual tax savings received by any Indemnitee that result from the Indemnifiable Losses that gave rise to such indemnity.

                                  ARTICLE IV.

                             ACCESS TO INFORMATION

                  SECTION 4.1      Provision of Corporate Records.

                  (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by Lanier for specific and identified agreements, documents, books, records or files (collectively, "Records") which relate to (x) Lanier or the conduct of the Lanier Business up to the Effective Time, or (y) any Ancillary Agreement (other than the Tax Disaffiliation Agreement), Harris shall arrange, as soon as reasonably practicable following the receipt of such request, to provide appropriate copies of such Records (or the originals thereof if Lanier has a reasonable need for such originals) in the possession or control of Harris or any of the Harris Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting party.

                  (b) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by Harris for specific and identified Records which relate to (x) Harris or the conduct of the Harris Business up to the Effective Time, or (y) any Ancillary Agreement (other than the Tax Disaffiliation Agreement), Lanier shall arrange, as soon as reasonably practicable following the receipt of such request, to provide appropriate copies of such Records (or the originals thereof if

Harris has a reasonable need for such originals) in the possession or control of Lanier or any of the Lanier Subsidiaries, but only to the extent such items are not already in the possession or control of the requesting party.

                  SECTION 4.2 Access to Information. Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of Harris and Lanier shall afford to the other and its authorized Representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to (x) such other party or the conduct of its business prior to the Effective Time or (y) any Ancillary Agreement.

                  SECTION 4.3 Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information.

                  SECTION 4.4 Confidentiality. Neither (i) Harris nor the Harris Subsidiaries nor (ii) Lanier nor the Lanier Subsidiaries shall use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other party in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information, (w) relates to or was acquired during the period up to the Effective Time, (x) relates to any Ancillary Agreement, (y) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, or (z) is based upon or is derived from information described in the preceding clauses (w), (x) or (y), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person, except such party's auditors, attorneys consultants and advisors, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by Law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

                  SECTION 4.5 Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of each of the members of the Harris Group, and the members of the Lanier Group, and that each of the members of the Harris Group, and each of the members of the Lanier Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable Law. Except as otherwise specifically provided in the Tax Disaffiliation Agreement with respect to tax matters, to allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

                  (a) Harris shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Harris Business, whether or not the privileged information is in the possession of or under the control of Harris or Lanier. Harris shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting Harris Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Harris, whether or not the privileged information is in the possession of or under the control of Harris or Lanier.

                  (b) Lanier shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Lanier Business, whether or not the privileged information is in the possession of or under the control of Harris or Lanier. Lanier shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting Lanier Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Lanier, whether or not the privileged information is in the possession of Lanier or under the control of Harris or Lanier.

                  (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a) and (b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve Harris and Lanier in respect of which such parties retain any responsibility or liability under this Agreement, shall be subject to a shared privilege among them.

                  (d) No party hereto may waive any privilege which could be asserted under any applicable Law, and in which any other party hereto has a shared privileged, without the consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent reasonably required in connection with any litigation with Third Parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

                  (e) In the event of any litigation or dispute between or among any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the relevant parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to Third Parties.

                  (f) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

                  (g) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.

                  (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of Harris and Lanier, as set forth in Sections 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1 and 4.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections
2.10 and 3.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 3.3 hereof, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

                  SECTION 4.6 Ownership of Information. Any information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to Article III or this Article IV shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

                  SECTION 4.7 Retention of Records. Harris shall deliver to Lanier upon Lanier's request all Records that are specifically identified by Lanier and known by

Harris, after reasonable inquiry, to be in its control or possession relating to Lanier Assets, Lanier Liabilities or the Lanier Business. Except (a) as provided in the Tax Disaffiliation Agreement or (b) when a longer retention period is otherwise required by Law or agreed to in writing, the Harris Group and the Lanier Group shall retain, for a period of at least eight years, all Records relating to the Lanier Business as of the Effective Time. Notwithstanding the foregoing, in lieu of retaining any specific Records, Harris or Lanier may offer in writing to deliver such Records to the other and, if such offer is not accepted within 90 days, the offered Records may be destroyed or otherwise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of Records proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for delivery of such of the Records as was requested (at the cost of the requesting party).

                  SECTION 4.8 Limitation of Liability; Release. (a) No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

                  (b) Effective upon the Distribution and except as otherwise specifically set forth in this Agreement, each of Harris and Lanier releases and forever discharges the other and its Representatives and Subsidiaries, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party, its Representatives and Subsidiaries or any of its assigns, which the releasing party has or ever had, which arise out of or relate to events, circumstances or actions taken by such other party prior to the Distribution; provided, however, that the foregoing general release shall not apply to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or to the Harris Accounts Payable and shall not affect either party's right to enforce this Agreement, any of the Ancillary Agreements or any of the agreement or contracts set forth on Exhibit J, under which the Harris Accounts Payable are owed, in accordance with their terms.

                  SECTION 4.9 Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement.

                                   ARTICLE V.

                              DISPUTE RESOLUTION

                  SECTION 5.1 Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any Third Party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the management of the parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute, provided such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the parties began such negotiations; provided, further, that in the event of any mediation or arbitration in accordance with Sections 5.2 and 5.3 hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

                  SECTION 5.2 Mediation. If after such reasonable period such management are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations) and the Agreement Dispute involves a controversy, dispute or claim of less than $500,000, such Agreement Dispute shall be determined, at the request of any party, by binding mediation conducted in Orlando, Florida or at another location which the parties mutually select, before a retired judge sitting on the panel of Judicial Arbitration & Mediation Services, Inc. The mediation process shall continue as the exclusive method of resolving the Agreement Dispute (other than negotiation between the parties) until the earlier of the Agreement Dispute being resolved and the mediator finding in good faith that all settlement possibilities have been exhausted and that the matter is not resolvable through mediation. If the mediator makes such a finding, at the request of any party, the Agreement Dispute shall then be determined by binding arbitration in accordance with
Section 5.3 hereof.

                  SECTION 5.3 Arbitration. If after such reasonable period such management are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations) and the Agreement Dispute involves a controversy, dispute or claim of $500,000 or more, such Agreement Dispute shall be determined, at the request of any party, by binding arbitration conducted in Orlando, Florida or at another location which the parties mutually select, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association

(the "Rules"). In any dispute between the parties hereto, the numbers of arbitrators shall be three. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C. Section 10(a) as in effect on the date hereof). If the parties are unable to agree on an arbitrator or arbitrators, the arbitrator or arbitrators shall be selected in accordance with the Rules. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article V shall be determined by the arbitrator or arbitrators. In resolving any dispute, the parties intend that the arbitrator or arbitrators apply the substantive laws of the State of New York, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The parties agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including (a) the state courts of the State of Florida, located in Orlando, or (b) the United States District Court for the Middle District of Florida, in accordance with Section
7.17 hereof. The arbitrator or arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator or arbitrators shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the parties or permitted by this Agreement, the undersigned shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by Law. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

                  SECTION 5.4 Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article V with respect to all matters not subject to such dispute, controversy or claim.

                  SECTION 5.5 Other Remedies. Nothing in this Article V shall limit the right that any party may otherwise have to seek to obtain (a) preliminary injunctive relief in order to preserve the status quo pending the resolution of a dispute or (b) temporary or permanent injunctive relief from any breach of any provisions of this Agreement.

                                  ARTICLE VI.

                                   INSURANCE

                  SECTION 6.1 Policies and Rights Included Within Assets. The Lanier Assets shall include (a) any and all rights of an insured party under each of the Harris Shared Policies, subject to the terms of such Harris Shared Policies and any limitations or obligations of Lanier contemplated by this Article VI, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred prior to the Distribution Date by any party in or in connection with the conduct of the Lanier Business or, to the extent any claim is made against Lanier or any of the Lanier Subsidiaries, the conduct of the Harris Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Harris Shared Policies; provided, however, that nothing in this clause shall be deemed to constitute (or to reflect) an assignment or transfer of such Harris Shared Policies, or any of them, to Lanier, and (b) the Lanier Policies.

                  SECTION 6.2 Post-Distribution Date Claims. If, subsequent to the Distribution Date, any Person shall assert a claim against Lanier or any of the Lanier Subsidiaries (including where Lanier or the Lanier Subsidiaries are joint defendants with other Persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred prior to the Distribution Date in or in connection with the conduct of the Lanier Business or, to the extent any claim is made against Lanier or any of the Lanier Subsidiaries (including where Lanier or the Lanier Subsidiaries are joint defendants with other Persons), the conduct of the Harris Business and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Harris Shared Policies, Harris shall assert and collect any related Insurance Proceeds under such Harris Shared Policy on behalf of Lanier and remit promptly to Lanier any Insurance Proceeds so collected, and Harris shall further on behalf of Lanier assert any and all rights of an insured party under such Harris Shared Policy with respect to such asserted claim, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; provided, however, that nothing in this Section 6.2 shall be deemed to constitute (or to reflect) an assignment or transfer of the Harris Shared Policies, or any of them, to Lanier.

                  SECTION 6.3 Administration; Other Matters. (a) Administration. From and after the Distribution Date, Harris shall be responsible for (i) Insurance Administration of the Harris Shared Policies and
(ii) Claims Administration (except as provided below) under such Harris Shared Policies with respect to Harris Liabilities and Lanier Liabilities; provided that the retention of such responsibilities by Harris is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; and provided further that Harris' retention of the administrative responsibilities for the Harris Shared Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such party's authority to settle any such Insured Claim within any period permitted or required by the relevant Policy. Harris may discharge its administrative responsibilities under this Section 6.3 by contracting for the provision of services by independent parties. Each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Harris Shared Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Harris Shared Policies. Lanier shall reimburse Harris promptly for all disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of Harris relating to Claims Administration and Insurance Administration contemplated by this Section 6.3(a) on behalf of Lanier.

                  (b)      Exceeding Policy Limits.

                           (i) Where Lanier Liabilities are specifically covered under a Harris Shared Policy for periods prior to the Distribution Date, or covering claims made after the Distribution Date with respect to an occurrence prior to the Distribution Date, then from and after the Distribution Date Lanier may claim coverage for Insured Claims under such Harris Shared Policy as and to the extent that such insurance is available up to the full extent of the applicable limits of liability of such Harris Shared Policy (and may receive any Insurance Proceeds with respect thereto as contemplated by
         Section 6.2 or Section 6.3(c) hereof), subject to the terms of this
         Section 6.3.

                           (ii) Except as set forth in this Section 6.3(b), Harris and Lanier shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of Harris or Lanier, as the case may be, including coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Harris Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by Harris or Lanier or any defect in such claim or its processing.

                  (c) Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the Harris Shared Policies shall be paid to Harris, which shall thereafter administer the Harris Shared Policies by paying the Insurance Proceeds, as appropriate, to Harris with respect to Harris Liabilities and to Lanier with respect to the Lanier Liabilities. Payment of the allocable portions of indemnity costs of Insurance Proceeds resulting from such Policies will be made by Harris to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Harris Shared Policies are exceeded by the aggregate of outstanding Insured Claims by the relevant parties hereto, such parties agree to allocate the Insurance Proceeds received thereunder based upon their respective percentage of the total of their bona fide claims which were covered under such Harris Shared Policy (their "allocable portion of Insurance Proceeds"), and any party who has received Insurance Proceeds in excess of such party's allocable portion of Insurance Proceeds shall pay to the other party the appropriate amount so that each party will have received its allocable portion of Insurance Proceeds pursuant hereto. Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Harris Shared Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Harris Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

                  (d) Allocation of Deductibles. In the event that the parties have bona fide claims under any Harris Shared Policy for which a deductible is payable, the parties agree that the aggregate amount of the deductible paid shall be borne by the parties in the same proportion which the Insurance Proceeds received by each such party bears to the total Insurance Proceeds received under the applicable Harris Shared Policy (their "allocable share of the deductible"), and any party who has paid more than its allocable share of the deductible shall be entitled to receive from the other party an appropriate amount so that each party has borne its allocable share of the deductible pursuant hereto.

                  (e) Lanier shall be responsible for the full amount of the deductible for general liability and automobile liability claims in connection with the Lanier Business.

                  (f) Workers Compensation. With respect to any workers compensation claims for the period prior to the Effective Time, the terms of the Ancillary Workers Compensation Agreement, attached hereto as Exhibit K, shall govern.


                  SECTION 6.4 Agreement for Waiver of Conflict and Shared Defense. In the event that Insured Claims of more than one of the parties hereto exist relating to the same occurrence, the parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Article VI shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of Law or otherwise.

                  SECTION 6.5 Cooperation. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.

                                  ARTICLE VII.

                                 MISCELLANEOUS

                  SECTION 7.1 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than Section 2.8, Section 4.5 and Article V, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

                  SECTION 7.2 Ancillary Agreements. Subject to the last sentence of Section 7.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

                  SECTION 7.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 7.4 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  SECTION 7.5 Distribution Expenses. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all costs and expenses incurred on or prior to the Distribution Date (whether or not paid on or prior to the Distribution Date) in connection with the preparation, execution, delivery, printing and implementation of this Agreement and any Ancillary Agreement, the Information Statement (including the Registration Statement) and the Distribution and the consummation of the transactions contemplated thereby, excluding the fees and expenses of Sullivan & Cromwell and Morgan Stanley & Co. Incorporated shall be charged to and paid by Lanier. Such expenses shall be deemed to be Lanier Liabilities. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and written demand therefor is made.

                  SECTION 7.6 Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received ("Notices"):

                  To Harris:

                           Harris Corporation
                           1025 West NASA Blvd.
                           Melbourne, Florida 32919
                           Attention: Corporate Secretary
                           Telephone: (407) 727-9163
                           Facsimile: (407) 727-9222

                  With a copy to:

                           Harris Corporation
                           1025 West NASA Blvd.
                           Melbourne, Florida  32919
                           Attention: Scott T. Mikuen
                           Telephone: (407) 727-9125
                           Facsimile: (407) 727-9234

                  To Lanier:

                           Lanier Worldwide, Inc.
                           2300 Parklake Drive, N.E.
                           Atlanta, Georgia 30345
                           Attention: General Counsel
                           Telephone: (770) 621-1063
                           Facsimile: (770) 621-1073

                  SECTION 7.7 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  SECTION 7.8      Amendments. Subject to the terms of
Section 7.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  SECTION 7.9 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  SECTION 7.10 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  SECTION 7.11     Termination. This Agreement (including
Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of Harris without the approval of Lanier or the stockholders of Harris. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Article III shall not be terminated or amended after the Distribution in respect of the Third Party beneficiaries thereto without the consent of such persons.

                  SECTION 7.12 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

                  SECTION 7.13 Third Party Beneficiaries. Except as provided in Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon Third Parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  SECTION 7.14 Title and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 7.15 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 7.16 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  SECTION 7.17 Consent to Jurisdiction. Without limiting the provisions of Article V hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the state courts of the State of Florida, located in the City of Orlando, and (b) the United States District Court for the Middle District of Florida, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Middle District of Florida or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of the State of Florida, located in the City of Orlando. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Florida with respect to any matters to which it has submitted to jurisdiction in this
Section 7.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of the State of Florida, located in the City of Orlando, or (ii) the United States District Court for the Middle District of Florida, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 7.18 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7.19 Consolidation, Merger, Etc. Involving Lanier. Lanier shall not consolidate with or merge into any other Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, and Lanier shall not permit any Person to consolidate with or merge into Lanier or convey, transfer or lease all or any substantial portion of its properties and assets to Lanier, unless, in each case Lanier shall consolidate with or merge into another Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, the Person formed by such consolidation or into which Lanier is merged or the Person which acquires by conveyance or transfer, or which leases, all or any substantial portion of properties and assets of Lanier shall be a corporation, partnership, limited liability company or trust and shall expressly assume, by a written agreement, executed and delivered to Harris, in form reasonably satisfactory to Harris, all of the liabilities, obligations and expenses to be assumed by Lanier under this Agreement and the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of Lanier to be performed or observed.

                  SECTION 7.20 Consolidation, Merger, Etc. Involving Harris. Harris shall not consolidate with or merge into any other Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, and Harris shall not permit any Person to consolidate with or merge into Harris or convey, transfer or lease all or any substantial portion of its properties and assets to Harris, unless, in each case Harris shall consolidate with or merge into another Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, the Person formed by such consolidation or into which Harris is merged or the Person which acquires by conveyance or transfer, or which leases, all or any substantial portion of properties and assets of Harris shall be a corporation, partnership, limited liability company or trust and shall expressly assume, by a written agreement, executed and delivered to Lanier, in form reasonably satisfactory to Lanier, all of the liabilities, obligations and expenses to be assumed by Harris under this Agreement and the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of Harris to be performed or observed.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       HARRIS CORPORATION



                                       By /s/ David S. Wasserman
                                          -------------------------------------
                                          Name:  David S. Wasserman
                                          Title: Vice President - Treasurer


Witness: /s/ Scott T. Mikuen
         -------------------------
         Name:  Scott T. Mikuen

                                       LANIER WORLDWIDE, INC.



                                       By /s/ James A. MacLennan
                                          -------------------------------------
                                          Name:  James A. MacLennan
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


Witness: /s/ J. Michael Kelly
         -------------------------
         Name:  J. Michael Kelly